Exhibit 15b
                                                                   -----------



                           SENTINEL ADVISORS COMPANY
                          NL CAPITAL MANAGEMENT, INC.

                                CODE OF ETHICS

                     As Amended Through February 12, 2002




                               Policy Statement
                               ----------------

         No director, officer or employee of National Life Investment Management Company, Inc., Sentinel Advisors Company, or NL Capital Management, Inc. (collectively, the "Company") shall have any position with, or a "substantial interest" in, any other business enterprise operated for a profit, the existence of which would conflict, or might conflict, with the proper performance of his/her duties, or responsibilities to the Company or which might tend to affect his/her independence of judgment with respect to transactions between the Company or its investment clients, and such other business enterprise, without prior full and complete disclosure thereof. Each officer or employee who has such a conflicting, or possibly conflicting, interest with respect to any transaction which he/she knows is under consideration by the Company, any affiliate thereof, or its investment clients, is required to make timely disclosure thereof so that it may be part of the Company's consideration of the transaction.

Rules of Conduct
----------------

         In order to implement the foregoing Policy Statement but without limiting its intent, the following Rules are adopted:

          1. No officer or employee should accept gifts, gratuities or favors of any kind from any person, firm or corporation doing business, or having the potential to do business with the Company or its investment clients, under any circumstances from which it could be reasonably inferred that the purpose of the gift, gratuity or favor could be to influence the officer or employee in the conduct of Company or affiliated transactions with the donor; provided, however, that this section shall not be interpreted to prohibit (i) allowing business contacts to pay for meals which a officer or employee attends, or (ii) gifts of items with a value not exceeding $100.

          2. Bribes, kickbacks, and other illegal payments to or from any individual with whom the Company does business or hopes to do business, in any form, for any purpose, are absolutely prohibited.

          3. The accuracy and completeness of account entries and classifications are to be strictly maintained at all times. Entries must be made in such a manner that their nature is clearly discernible to management and to the Company's independent auditors.

          4. No officer or employee of the Company shall be a director, officer, associate, partner, agent or employee of any other business enterprise, or shall have any financial interest in any other financial institution, or in any firm with whom the Company or any affiliate does business, without first having secured written permission from the Chief Executive Officer.


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Code of Ethics
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          5.   Any officer or employee of the Company concerned with
               investment activities, who has any investment, either directly or indirectly, in any corporation or business enterprise which has a direct placement with the Company or any affiliate, or is under consideration for a direct placement by the Company or any affiliate, or which is under consideration for acquisition by the Company, any affiliate, or any investment client, must make full disclosure of the circumstances of any investment held in such corporation or enterprise to the Chief Executive Officer.

          6. Officers and employees of the Company shall treat information which they receive about the financial condition and business activities of enterprises being considered for investment as confidential.

          7. No officer or employee of the Company shall knowingly or intentionally trade, directly or indirectly, against the Company's investment clients in any of their respective securities or in any securities which they each may respectively purchase, hold or sell, or, knowingly or intentionally, enter into, advise or permit any security transaction inconsistent with the best interests of the Company's investment clients.

          8. (a) Each director, officer or employee of the Company shall file within ten days after the close of each calendar quarter, with counsel to the Company, a complete and accurate report of all transactions in Covered Securities of which he/she has knowledge, made by or for his/her account or any immediate member of his/her family or any trust, partnership, corporation, syndicate or account as to which he/she, directly or indirectly has control or has participation in investment policies; provided however, any such report may contain a statement that it shall not be construed as an admission that the person making such report has any direct or indirect beneficial ownership in the securities to which the report relates. Every such report shall be dated the date of its submission and shall contain the following information:

               (A) With respect to any transaction during the quarter in a Covered Security in which the reporting person had any direct or indirect ownership:

               (1) The date of the transaction and the title and amount of the security involved;

               (2) The nature. of the transaction (i.e., purchase, sale or other acquisition or disposition);

               (3)  The price at which the transaction was effected; and

               (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

               (B) With respect to any account established by a reporting person during the quarter for the direct or indirect benefit of such person:

               (1) The name of the broker, dealer or bank with whom such person established the account; and


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               (2) The date the account was established.

               In order to help ensure that all such reports are timely filed, the designated individual will distribute the report forms at least five business days prior to the end of a quarter, with a reminder that the forms are required by law to be submitted to him/her within 10 days after the end of the quarter. In addition, the designated individual shall, on a date not later than seven days after the end of a quarter, determine whether any reports have not yet been submitted, and shall follow up orally with any such person to ensure that his or her report is timely filed. All such reports shall be reviewed by counsel who shall indicate in writing on each form that it has been reviewed by him or her.

                    (b) Each director, officer or employee of the Company
               shall file, within ten days of first becoming an officer, employee, director or trustee, and once per year, the following information (which information, in the case of the annual holdings report, must be current as of a date no more than 30 days before the report is submitted, and in the case of the initial holdings report, must be current as of the date on which the person became an officer, director, trustee or employee of the Company), in a report dated the date of its submission:

                    (A) The title, number of shares and principal amount of
               each Covered Security in which the reporting person had any direct or indirect beneficial ownership;

                    (B) The name of any broker, dealer or bank with whom the
               person maintains an account in which any securities are (or in the case of the initial holdings report, were at the time such person became an officer, director, trustee or employee) held for the direct or indirect benefit of the person.

                    (C) A person need not make a report under paragraph (a) or
               (b) above with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

               All such reports shall be reviewed by counsel who shall indicate in writing on each form that it has been reviewed by him or her.

               Each officer or employee of the Company who is required to make such reports in connection with his or her affiliation with Sentinel Group Funds, Inc., shall be excused from making these reports.

          9. Officers and employees of the Company shall not under any circumstances acquire securities in an initial public offering.

          10. Officers and employees of the Company shall not invest in private placements except after having obtained the prior approval of the CEO, which approval will be granted only in exceptional circumstances in which it is clear that the investment opportunity is not appropriate for the Company's Fund clients or will not interfere with a Fund's participation in the investment, and is not being offered to the individual as a result of his or her position with the Company.

          11. Officers and employees of the Company shall not trade in any security while any of the Company's clients have a pending buy or sell order in the same security, except that orders to buy or sell on behalf of an index fund client, or orders to buy or sell on behalf of individually managed accounts at AG&T, shall not be considered for purposes of this paragraph.


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          12.  Officers and employees of the Company shall not be permitted to take a profit from a purchase and sale, or sale and purchase, of the same securities within 60 calendar days. Any profits realized in violation of this restriction shall be disgorged to the Company.

          13. Transactions by officers and employees of the Company in Covered Securities which have total market capitalizations of at least $25 billion, in options on such securities, or in options or futures on equity indexes, or exchange traded funds, and which are, in the case of individual stocks and options, in amounts of either 1000 shares or less or $50,000 or less, shall be exempt from the requirements of paragraphs 11 and 12 above.

          14. Officers and employees of the Company shall not serve on boards of directors of publicly held companies, in the absence of prior approval from the Chairman and CEO based on a finding that the board service is in the best interests of the Company.

          15. The Company shall have in place at all times procedures under which (a) all securities transactions by its personnel are pre-cleared, except for transactions in mutual fund shares, exchange traded funds, government securities, commercial paper, index options and futures, transactions involving no voluntary action such as exercises of options by the opposite party thereto, and shares received in mergers, spinoffs, or stock splits or stock dividends, and while "normal circumstances" exist, stocks with a market capitalization of more than $25 billion, or derivative securities relating to stocks with market caps over $25 billion, (b) its personnel are required to direct their broker to send duplicate copies of confirmations of securities trades to a designated compliance official of the advisor, (c) trades executed after pre-clearance is given are monitored, and (d) its personnel annually certify compliance with the Company's procedures listed above and its Code of Ethics.

Definitions
-----------

          As used herein, the following definitions shall apply:

          1. "Substantial interest" shall mean (a) beneficial ownership of 0.5%% or more of the voting stock of any public corporation; (b) an interest valued at more than $5,000 or an ownership of more than 10% in a closely held corporation; or (c) any interest for gain or profit in any other business or profession with which to his knowledge the Company's investment clients invest in, purchase from or sell to, other than in marketable securities.

          2. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

          3. "Security held or to be acquired" by the Company means any security as defined above which is being, or within the past thirty days has been; (a) held by the Company; or (b) considered by the Company or its investment clients for purchase by the Company or by its investment clients.

          4. "Covered Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument

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          commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except that it does not include:

                    (i) direct obligations of the Government of the United
               States;

                    (ii) bankers' acceptances, bank certificates of deposit,
               commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                    (iii) shares issued by open-end mutual funds.


          5. "Normal circumstances" means all situations in which neither the Company nor any of its affiliates is in possession of material inside information with respect to any issuer of publicly traded securities whose equity securities have a market capitalization of more than $25 billion. Normal circumstances shall be deemed to exist at all times unless internal counsel has notified all personnel that normal circumstances do not exist. After such a notification by internal counsel, normal circumstances shall not be deemed to exist unless and until internal counsel has specifically notified all personnel that normal circumstances once again exist.


         If you should at any time have any question as to the application of the above, please consult with Counsel to the Company.






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